Exhibit 99.2

Dream Finders Holdings LLC
Operating Activity

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020 (unaudited)		2019 (unaudited)		2020 (unaudited)		2019 (unaudited)
	Units	Average Sales Price	Units	Average Sales Price	Units	Average Sales Price	Units	Average Sales Price
Home Closings:
DC Metro	84	$543,754	32	$582,094	232	$544,139	76	$513,728
Colorado	86	$459,299	72	$488,075	269	$454,552	217	$533,805
Jacksonville	520	$306,534	398	$290,177	1,395	$309,550	1054	$315,413
Orlando	149	$359,689	104	$298,044	355	$351,461	340	$322,677
The Carolinas (H&H Homes)	312	$286,296	-	$-	312	$286,296	-	$-
Other (1)	186	$539,453	145	$366,459	591	$395,170	361	$395,319
Total	1,337	$343,305	751	$333,348	3,154	$357,633	2,048	$362,728

(1) Austin, Savannah, Village Park Homes, Active Adult and Custom Homes.